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                                                                 Exhibit 5

                              WILMER, CUTLER & PICKERING

                                  2445 M Street, N.W.
                              Washington, D.C. 20037-1420
                               Telephone (202) 663-6000
                               Facsimile (202) 663-6363


                                                 June 9, 1998



Aztec Technology Partners, Inc.
52 Roland Street
Boston, MA 02129

Gentlemen:

     As special counsel for Aztec Technology Partners, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on March 6, 1998, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 1, 1998, Amendment No. 2 to the Registration Statement filed with the Commission on May 18, 1998 and Amendment No. 3 to the Registration Statement filed with the Commission on June 4, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the offering (the "Offering") of up to 4,200,000 shares of the Company's Common Stock, $.001 par value, by the Company (the "Firm Shares"), and up to an additional 630,000 shares of Common Stock by the Company (the "Option Shares") subject to an Underwriters' over-allotment option (the "Over-allotment Option"). The Firm Shares and the Option Shares are collectively referred to hereafter as the "Shares."

     In connection with the foregoing, we have examined (i) the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 12, 1998, (ii) the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on April 2, 1998;
(iii) the Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of Delaware on April 23, 1998; (iv) the Certificate of Amendment to the Certificate of Incorporation to be filed with the Secretary of the State of Delaware; (v) the By-Laws of the Company (amended and restated);
(vi) the proposed form of Underwriting Agreement to be filed as an Exhibit to the Registration Statement with respect to the Shares (the "Underwriting Agreement"); (vii) the form of stock certificate for the common stock of the Company, and (viii) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion.

     Based on such examination and assumption, we are of the opinion that:



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Aztec Technology Partners, Inc.
June 9, 1998
Page 2


     1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and when sold, issued and paid for pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.


                                   Very truly yours,

                                   WILMER, CUTLER & PICKERING



                                   By: /s/ Thomas W. White
                                      -------------------------------------
                                      Thomas W. White, a partner